Exhibit 99.1
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FOR IMMEDIATE RELEASE                                 FOR MORE INFORMATION CALL

March 4, 2003                                Investors:  Robert A. Brvenik
                                                         Chief Financial Officer
                                                         (410) 234-1750

                                             Media:      Steven A. Sless
                                                         Public Relations
                                                         (410) 234-8333


     PRIME RETAIL, INC. DISCLOSES LIMITED DISCUSSIONS AMONG CERTAIN RESTRICTED
                             PREFERRED STOCKHOLDERS


     BALTIMORE -- Prime Retail, Inc. (the "Company") (OTC Bulletin Board: PMRE, PMREP, PMREO) today announced that, in connection with its previously announced exploration of strategic alternatives, the Company recently engaged in exclusive negotiations with a third party concerning a potential acquisition of the Company. In connection with such negotiations, Houlihan Lokey Howard & Zukin, the Company's financial advisor, acting on behalf of the Company, facilitated limited discussions involving certain holders of the Company's preferred stock who had agreed pursuant to confidentiality agreements to maintain in confidence any material nonpublic information concerning the Company disclosed to them. The purpose of such discussions was to obtain input from holders of the Company's Series A and Series B preferred stock with respect to the possible allocation of consideration among the Company's stockholders assuming an acquisition of the Company resulting in aggregate consideration to the Company's stockholders in the range of $130 million to $135 million. Discussions between the Company and such third party concerning a potential sale of the Company have ceased at this time and the exclusivity period has lapsed.

     The Company and Houlihan Lokey Howard & Zukin have had and expect to continue to have discussions with various third parties regarding strategic alternatives, including a potential sale of the Company. There can be no assurance as to the completion, timing or terms of any transaction.

     This disclosure is being made in accordance with the terms of the confidentiality agreements with the preferred stockholders noted above. It remains the Company's policy not to comment on potential transactions other than as required by applicable law.

     The Company is a self-administered, self-managed real estate investment trust engaged in the ownership, leasing, marketing and management of outlet centers throughout the United States. The Company currently owns and/or manages 38 outlet centers totaling approximately 10.4 million square feet of GLA. The Company also owns 154,000 square feet of office space. The Company has been an owner, operator and a developer of outlet centers since 1988. For additional information, visit the Company's website at www.primeretail.com.

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     Some of the statements contained herein which are not statements of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes," "expects," "anticipates," "estimates" and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission. The Company accepts no responsibility for updating forward-looking statements.

     The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

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